Exhibit 99.1 The Reserve at Creekside, Chattanooga, TN Proposed Transformational Transactions STAR, SIR & STAR III to Combine August 6, 2019Exhibit 99.1 The Reserve at Creekside, Chattanooga, TN Proposed Transformational Transactions STAR, SIR & STAR III to Combine August 6, 2019

Disclosures NO OFFER OR SOLICITATION This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. IMPORTANT ADDITIONAL INFORMATION In connection with the proposed transaction, Steadfast Apartment REIT, Inc. (“STAR”) will file two Registration Statements on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”). One registration statement will contain a proxy statement of Steadfast Income REIT, Inc. (“SIR”) and also constitute a prospectus for STAR. The other registration statement will contain a proxy statement of Steadfast Apartment REIT III, Inc. (“STAR III”) and also constitute a prospectus of STAR. The applicable proxy statement/prospectus will be mailed to SIR’s and STAR III’s respective stockholders. WE URGE INVESTORS TO READ THE APPLICABLE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY STAR, SIR AND STAR III, AS APPLICABLE, IN CONNECTION WITH THE PROPOSED MERGERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STAR, SIR, STAR III AND THE PROPOSED MERGERS. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (www.sec.gov). In addition, these materials will also be available free of charge by accessing STAR’s website, by accessing SIR’s website, or by accessing STAR III’s website (each at www.steadfastreits.com). PARTICIPANTS IN THE SOLICITATION STAR, SIR, STAR III and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the STAR’s directors and executive officers is available in STAR’s Annual Report on Form 10-K filed with the SEC on March 14, 2019. Information about SIR’s directors and executive officers is available in SIR’s Annual Report on Form 10-K filed with the SEC on March 15, 2019. Information about STAR III’s directors and executive officers is available in STAR III’s Annual Report on Form 10-K filed with the SEC on March 15, 2019. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the applicable proxy statement/prospectus for STAR, SIR and STAR III and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the applicable proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of the applicable documents from the STAR, SIR or STAR III as indicated above. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This communication contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. SIR, STAR and STAR III can give no assurances that their expectations will be attained. Factors that could cause actual results to differ materially from SIR’s, STAR’s or STAR III’s expectations include, but are not limited to, the risk that the proposed mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements; the inability to obtain the stockholder approvals with respect to SIR and STAR III or the failure to satisfy the other conditions to completion of the proposed mergers; risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of STAR, SIR or STAR III; and other factors, including those set forth in the Risk Factors section of SIR’s, STAR’s and STAR III’s most recent Annual Reports on Form 10-K filed with the SEC, and other reports filed by SIR, STAR and STAR III with the SEC, copies of which are available on the SEC’s website, www.sec.gov. SIR, STAR and STAR III undertake no obligations to update these statements for revisions or changes after the date of this communication, except as required by law. 2Disclosures NO OFFER OR SOLICITATION This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. IMPORTANT ADDITIONAL INFORMATION In connection with the proposed transaction, Steadfast Apartment REIT, Inc. (“STAR”) will file two Registration Statements on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”). One registration statement will contain a proxy statement of Steadfast Income REIT, Inc. (“SIR”) and also constitute a prospectus for STAR. The other registration statement will contain a proxy statement of Steadfast Apartment REIT III, Inc. (“STAR III”) and also constitute a prospectus of STAR. The applicable proxy statement/prospectus will be mailed to SIR’s and STAR III’s respective stockholders. WE URGE INVESTORS TO READ THE APPLICABLE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY STAR, SIR AND STAR III, AS APPLICABLE, IN CONNECTION WITH THE PROPOSED MERGERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STAR, SIR, STAR III AND THE PROPOSED MERGERS. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (www.sec.gov). In addition, these materials will also be available free of charge by accessing STAR’s website, by accessing SIR’s website, or by accessing STAR III’s website (each at www.steadfastreits.com). PARTICIPANTS IN THE SOLICITATION STAR, SIR, STAR III and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the STAR’s directors and executive officers is available in STAR’s Annual Report on Form 10-K filed with the SEC on March 14, 2019. Information about SIR’s directors and executive officers is available in SIR’s Annual Report on Form 10-K filed with the SEC on March 15, 2019. Information about STAR III’s directors and executive officers is available in STAR III’s Annual Report on Form 10-K filed with the SEC on March 15, 2019. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the applicable proxy statement/prospectus for STAR, SIR and STAR III and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the applicable proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of the applicable documents from the STAR, SIR or STAR III as indicated above. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This communication contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. SIR, STAR and STAR III can give no assurances that their expectations will be attained. Factors that could cause actual results to differ materially from SIR’s, STAR’s or STAR III’s expectations include, but are not limited to, the risk that the proposed mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements; the inability to obtain the stockholder approvals with respect to SIR and STAR III or the failure to satisfy the other conditions to completion of the proposed mergers; risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of STAR, SIR or STAR III; and other factors, including those set forth in the Risk Factors section of SIR’s, STAR’s and STAR III’s most recent Annual Reports on Form 10-K filed with the SEC, and other reports filed by SIR, STAR and STAR III with the SEC, copies of which are available on the SEC’s website, www.sec.gov. SIR, STAR and STAR III undertake no obligations to update these statements for revisions or changes after the date of this communication, except as required by law. 2

Key Terms of the Transactions

Combined Company expected to have ~$3.3 billion in gross real estate assets*

Transaction Overview	On August 5, 2019 STAR: • Entered into a Merger Agreement with SIR • Entered into a separate Merger Agreement with STAR III	Each transaction is a stock-for-stock exchange whereby a wholly-owned STAR subsidiary is the surviving entity Definitive merger agreements are not conditioned on the consummation of the other merger
Consideration	SIR stockholders receive .5934 STAR shares for each SIR share STAR III stockholders receive 1.43 STAR shares for each STAR III share	Tax-free transactions generally consistent with NAV per share as of Dec. 31, 2018 for SIR and STAR and June 30, 2018 for STAR III (SIR $9.40, STAR $15.84, STAR III $22.65)
Pro Forma Ownership and Governance	Approximate Post Closing Ownership Structure: SIR's current stockholders would constitute 40.6%: STAR III's current stockholders would constitute 11.3%	One independent director from each SIR and STAR III will join the STAR Board at closing, taking the Board to 7 members, 5 of whom will be independent
Next Steps and Closing Conditions	Expected to close in the first quarter of 2020 Subject to separate go-shop provisions SIR and STAR III stockholders will vote on their respective merger Distributions expected to be unchanged during merger process • STAR expects to continue 6% annualized distribution based on a $15.00 purchase price post-merger**	During merger process, share repurchase programs for each REIT will be limited to death and qualifying disability requests STAR distribution reinvestment plan ("DRIP") to stay in effect • SIR and STAR III stockholders may elect to enroll in STAR DRIP post-merger

* These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties. See *Cautionary Statement Regarding Forward-Looking Statements.*

** Distributions to stockholders are determined by the STAR board of directors and are dependent upon a number of factors. There can be no assurance that distributions will be paid at this rate, if at all.

STEADFAST REITs

3

Focused on Driving Stockholder Value

Estimated Value Per Share Plus Cumulative Distributions Per Share[1]



SIR
$10.02
$16.30
$9.40
$6.90
STAR
$14.91
$20.12
$15.84
$4.28
STAR III
$24.00
$25.48
$22.54
$2.94
Average Cost Per Share[2]
Cumulative Distributions Per Share
Estimated Value Per Share



Tapestry Park,
Birmingham, AL

STEADFAST REITs

1. Estimated value per share is as of most recent valuation date: 12/31/18 for SIR and STAR, and 6/30/18 for STAR III. Cumulative distributions per share are for the time period the first month distributions were declared through the most recent external valuation date and includes a $1.00 special distribution from SIR in May 2018. Distributions were declared beginning in August, 2010 for SIR; April, 2014 for STAR; and April, 2016 for STAR III.
2. Average share cost as of the most recent valuation date for STAR III A shares is $24.53 per share, T shares $23.73 per share and R shares $22.51 per share, excluding servicing fees.

4

* Potential Strategic Benefits of the Mergers Enhances Market Generates Savings and Lowers Risk Increases Ability to Expands Access to New Prominence Through Increases Cash Flow Profile Pursue Growth & Value Sources of Capital Improved Portfolio Creation Opportunities Revised fee structure, Combined company has Larger combined entity platform synergies, increased stronger balance sheet with expected to improve access Improves portfolio and Focus on new investments in purchasing power and limited near-term debt to capital sources that may enhances market target markets with strong potential ability to raise rents maturities be used for growth and prominence and growth projected growth; would increase cash flow investor liquidity potential in recession- continue value enhancement resilient sector supported by program and pursue ground- demographic trends up development opportunities * These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. See 5 Cautionary Statement Regarding Forward-Looking Statements.* Potential Strategic Benefits of the Mergers Enhances Market Generates Savings and Lowers Risk Increases Ability to Expands Access to New Prominence Through Increases Cash Flow Profile Pursue Growth & Value Sources of Capital Improved Portfolio Creation Opportunities Revised fee structure, Combined company has Larger combined entity platform synergies, increased stronger balance sheet with expected to improve access Improves portfolio and Focus on new investments in purchasing power and limited near-term debt to capital sources that may enhances market target markets with strong potential ability to raise rents maturities be used for growth and prominence and growth projected growth; would increase cash flow investor liquidity potential in recession- continue value enhancement resilient sector supported by program and pursue ground- demographic trends up development opportunities * These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. See 5 Cautionary Statement Regarding Forward-Looking Statements.

Enhances Market Prominence

Complementary portfolios provide enhanced diversification, concentrated in high growth markets

Invested in
7 of top 20
real estate markets[1]

Combined company would rank among
Top 50
apartment owners in the country[2]



Chicago
Indianapolis
Columbus
Denver
Kansas City
Cincinnati
Lexington
Chesapeake
Chattanooga
Nashville
Greenville
Oklahoma City
Birmingham
Atlanta
Dallas
Austin
Houston

Bubble size is reflective of combined company investment in each market

1. PWC, *Emerging Trends in Real Estate*, 2019
2. Based on National Multifamily Housing Council 2019 Top 50 Apartment Owners rankings by total unit count

STEADFAST REITs

6

Improves Portfolio*

As of 6/30/19	SIR	STAR	STAR III	Combined STAR[1]
Properties/States	27/9	34/11	10/6	71/14
Avg. Effective Rent	$1,110	$1,189	$1,165	$1,158
Portfolio Occupancy	95.1%	93.8%	93.1%	94.2%
Avg. Age of Portfolio (years)	13.7	22.8	23.2	20.0
Gross Real Estate Value (000's)[2]	$1,006,400	$1,827,610	$437,110	$3,271,120
% of Gross Real Estate Value	 31%	 56%	 13%	 100%

STEADFAST REITs

* These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties. See *Cautionary Statement Regarding Forward-Looking Statements.*

1. Dispositions and acquisitions that may occur during the merger process are not reflected.
2. Gross Real Estate Value as of most recent valuation date: 12/31/18 for SIR and STAR and 6/30/18 for STAR III

7

* Improves Portfolio Combined portfolio is poised for growth as market dynamics continue to support core investment strategy 4 Demand for Apartments is Projected to Grow Substantially by 2030 Strong demand for apartments, especially moderate income apartments § Historically, lowest performance volatility of all 1 property types 2 § Resistant to recessions as compared to luxury Class A § Rent premium for luxury product prices many 3 Americans out of Class A apartments * These statements are based on management’s current expectations and beliefs and 2. National Real Estate Investor, The U.S. Apartment Sector Would Continue to Remain are subject to a number of trends and uncertainties. See Cautionary Statement Strong Even in a Recession, February 5, 2019 8 Regarding Forward-Looking Statements. 3. Multifamily Executive, Class B and C Apartments Will Rule, June 21, 2017 1. CBRE, US Multifamily Housing, a Primer for Offshore Investors, 2018 4. NAA/NMHC, Vision 2030, June 27, 2017* Improves Portfolio Combined portfolio is poised for growth as market dynamics continue to support core investment strategy 4 Demand for Apartments is Projected to Grow Substantially by 2030 Strong demand for apartments, especially moderate income apartments § Historically, lowest performance volatility of all 1 property types 2 § Resistant to recessions as compared to luxury Class A § Rent premium for luxury product prices many 3 Americans out of Class A apartments * These statements are based on management’s current expectations and beliefs and 2. National Real Estate Investor, The U.S. Apartment Sector Would Continue to Remain are subject to a number of trends and uncertainties. See Cautionary Statement Strong Even in a Recession, February 5, 2019 8 Regarding Forward-Looking Statements. 3. Multifamily Executive, Class B and C Apartments Will Rule, June 21, 2017 1. CBRE, US Multifamily Housing, a Primer for Offshore Investors, 2018 4. NAA/NMHC, Vision 2030, June 27, 2017

Generates Cash Savings for the Combined Company * Synergies and fee structure realignment expected to increase cash flow Projected Average Annual Increase in Post-Merger Cash Flow Combined SIR STAR STAR III STAR (in each of the years 2020 – 2024)** 100 bps — Investment 80 bps 100 bps 100 bps 50% cash and Management $20.7 50% stock $2.3 (1) Acquisition 200 bps 100 bps 200 bps 50 bps (2) Disposition 150 bps 100 bps 150 bps 50 bps (1) Financing N/A 100 bps N/A 50 bps 50 bps — Refinancing 50 bps 75 bps 75 bps all stock * Fees presented are based on STAR continuing as going concern and do not include sponsor’s financing fee on new acquisition loans participation in returns after payment to stockholders of invested capital and a 6% preferred return 2. SIR’s disposition fee for asset sales is 1.50% of the contract sales price. If the company is sold in a final ** Based on $100 million of acquisitions annually with 65% loan to cost, $100 million of dispositions liquidity event, the disposition fee is tiered ranging from 0.50% to 1.50% based on price paid per share 9 annually and $50 million of loan refinancing annually to stockholders. STAR III’s disposition fee for asset sales is 1.50% of gross sales price. If the company is 1. The acquisition fee for SIR and STAR III includes the financing fee (i.e., there is no separate financing fee sold, the fee is 1.00% of the total consideration paid, subject to increase to 1.50% at the sole discretion for loans related to new acquisitions). STAR was structured with a separate acquisition fee and of the company’s independent directorsGenerates Cash Savings for the Combined Company * Synergies and fee structure realignment expected to increase cash flow Projected Average Annual Increase in Post-Merger Cash Flow Combined SIR STAR STAR III STAR (in each of the years 2020 – 2024)** 100 bps — Investment 80 bps 100 bps 100 bps 50% cash and Management $20.7 50% stock $2.3 (1) Acquisition 200 bps 100 bps 200 bps 50 bps (2) Disposition 150 bps 100 bps 150 bps 50 bps (1) Financing N/A 100 bps N/A 50 bps 50 bps — Refinancing 50 bps 75 bps 75 bps all stock * Fees presented are based on STAR continuing as going concern and do not include sponsor’s financing fee on new acquisition loans participation in returns after payment to stockholders of invested capital and a 6% preferred return 2. SIR’s disposition fee for asset sales is 1.50% of the contract sales price. If the company is sold in a final ** Based on $100 million of acquisitions annually with 65% loan to cost, $100 million of dispositions liquidity event, the disposition fee is tiered ranging from 0.50% to 1.50% based on price paid per share 9 annually and $50 million of loan refinancing annually to stockholders. STAR III’s disposition fee for asset sales is 1.50% of gross sales price. If the company is 1. The acquisition fee for SIR and STAR III includes the financing fee (i.e., there is no separate financing fee sold, the fee is 1.00% of the total consideration paid, subject to increase to 1.50% at the sole discretion for loans related to new acquisitions). STAR was structured with a separate acquisition fee and of the company’s independent directors

Increase Cash Flow * Combined Company has the opportunity to raise rents in majority of its markets 1 Median Household Income to Rent Multiple * These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. See Cautionary Statement Regarding Forward-Looking Statements. 10 1. Multiple = Annual Median Household Income divided by Annual Rent Payment. Sources: CoStar - Annual Median Household Income and US Average Asking Rent. Company Data - In-place Effective Rent at Combined company propertiesIncrease Cash Flow * Combined Company has the opportunity to raise rents in majority of its markets 1 Median Household Income to Rent Multiple * These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. See Cautionary Statement Regarding Forward-Looking Statements. 10 1. Multiple = Annual Median Household Income divided by Annual Rent Payment. Sources: CoStar - Annual Median Household Income and US Average Asking Rent. Company Data - In-place Effective Rent at Combined company properties

Lowers Risk Profile

Combined Company Has Limited Near-Term Debt Maturities

Combined Company Position Highlights[1]

- Limited near-term maturities
- 65% Fixed Debt vs. 35% Floating Debt
- Combined weighted average interest rate of 4.30% vs. STAR standalone weighted average interest rate of 4.42%

Combined Capital Structure

Total Capitalization
$3.6B[2]



48%
52%
Secured Debt
Equity

Combined Debt Maturity Schedule[3]



900
800
700
600
500
400
300
200
100
-
$ Millions
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030+
Secured Credit Facility
Fixed Rate
Variable Rate

1. Dispositions and acquisitions that may occur during the merger process are not reflected.
2. Equity value determined using shares outstanding as of June 30, 2019 multiplied by the respective exchange ratio multiplied by $15.84 (current STAR Estimated Value Per Share)
3. Principal Balances as of June 30, 2019.

STEADFAST REITs

11

Increases Ability to Pursue Growth and Value Creation Opportunities*

Active management and development opportunities could provide significant increase in stockholder value

Continue *Value Enhancement* Program

8%
Small changes can have big impact… Invest on average 8% of average home cost supports rent increases and keeps properties competitive with newer product

$112M
invested as of 6/30/19 across all 3 REITs

11,333
homes renovated as of 6/30/19 across all 3 REITs

1,000
homes targeted for renovation in 2020 in combined company

Target $100M-$300M in New Development Opportunities Annually

Why Ground-up Development is Attractive:

- Attractive cap rates currently 30% higher than acquiring existing asset
- Improves cash flow from lower capital expenditure requirements
- Enhances overall quality and average age of portfolio
- Expect 40% higher average annual returns than asset acquisition

Illustrative - 86% increase in equity value expected at lease-up(1)



300,000
250,000
200,000
150,000
100,000
50,000
-
$200,000
$130,000
$70,000
$260,000
$130,000
$130,000
$60M increase in equity value
Project Cost
Value at Stabilization
Equity
Debt

* These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties. See *Cautionary Statement Regarding Forward-Looking Statements*

1. Assumptions: Builds at a 6.50% cap rate and is valued at a 5.00% cap rate at stabilization. Development costs equal $200M with 35% equity and 65% loan-to-cost. Projected value of $260M at a 5.00% cap rate with $13M of annual net operating income. 18-month construction period and 18- month lease-up period. Projected return on equity at stabilization is approximately 86% before fees (acquisition, loan coordination and investment management fee)

STEADFAST REITs
12

Expands Access to New Sources of Capital*

New capital sources expected to grow asset base up to 50% over the next 48 months

Larger entity expected to attract new sources of capital and investments, potentially including:

- Acquisition of private companies seeking tax advantaged OP units to defer gains
- Acquisition of smaller public companies trading at discount to NAV
- Foreign capital with lower cost of capital relative to domestic investors
- New joint ventures with existing assets or development projects with institutional capital partners

Investors Increasingly Reallocating Capital to Multifamily and Secondary Markets[1]



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Share of Transaction volumes (%)
~40% increase
2006 – 2007
2017 – H1 2019
Office
Multifamily
Industrial
Retail



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Share of Transaction Activity by Market Type (%)
17.5%
33.2%
49.3%
21.4%
37.4%
41.2%
2005 – 2007
2017 – Q2 2019
Primary
Secondary
Tertiary

International Groups Increasing Multifamily Exposure[1]



$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Cross-Border Investment Volume ($US Billions)
~500% increase
2010
2011
2012
2013
2014
2015
2016
2017
2018
Foreign Volumes

Majority of 2018 foreign deal volume was with investment opportunities $200MM+[2]

STEADFAST REITs

* These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties. See *Cautionary Statement Regarding Forward-Looking Statements.*

1. JLL, *Investment Trends in Multifamily Housing*, Q2 2019
2. CBRE, *U.S. Multifamily: Inbound Investment Trends*, April 11, 2019

13

Improves Optionality for Stockholder Liquidity Expanded capital sources and larger entity increases potential liquidity opportunities Public listing on an exchange Share repurchases Sale of assets that no longer fit portfolio strategy Periodic monetization events similar to SIR $1.00 special distribution in 2018 14Improves Optionality for Stockholder Liquidity Expanded capital sources and larger entity increases potential liquidity opportunities Public listing on an exchange Share repurchases Sale of assets that no longer fit portfolio strategy Periodic monetization events similar to SIR $1.00 special distribution in 2018 14

Highlights of the Merger Process Merger Agreements finalized after approximate 12-month negotiation and review process led by independent directors STAR STAR Special Committee SIR Special Committee STAR III Special Committee Legal Counsel Financial Advisors Financial Advisors Financial Advisors Morrison & Foerster LLP Robert A. Stanger & Co., Inc BMO Capital Markets Houlihan Lokey Legal Counsel Legal Counsel Legal Counsel Venable LLP Proskauer Rose DLA Piper 3 Independent Board Members 3 Independent Board Members 2 Independent Board Members 15Highlights of the Merger Process Merger Agreements finalized after approximate 12-month negotiation and review process led by independent directors STAR STAR Special Committee SIR Special Committee STAR III Special Committee Legal Counsel Financial Advisors Financial Advisors Financial Advisors Morrison & Foerster LLP Robert A. Stanger & Co., Inc BMO Capital Markets Houlihan Lokey Legal Counsel Legal Counsel Legal Counsel Venable LLP Proskauer Rose DLA Piper 3 Independent Board Members 3 Independent Board Members 2 Independent Board Members 15

16 1616 16